JIMMY C.H. CHEUNG & CO.
Certified Public Accountants
Members of Kreston International

Registered with the Public Company
Accounting Oversight Board

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

THE BOARD OF DIRECTORS
JADE MOUNTAIN CORPORATION

We hereby consent to the use in this Registration Statement of Jade Mountain Corporation on Form SB2 dated November 19, 2007 of our report dated January 13, 2007 of Dalian Rino Environment Engineering Science And Technology Co., Ltd for the years ended December 31, 2006 and 2005.

We also consent to the reference to our firm under the caption "Experts" included in this Registration Statement.

JIMMY C.H. CHEUNG & CO.
Certified Public Accountants

Hong Kong

November 19, 2007

1607 Dominion Centre, 43 Queen's Road East, Wanchai, Hong Kong
Telephone : (852) 25295500 Fax: (852) 28651067
Email : jchc@krestoninternational.com.hk
Website : http://www.jimmycheungco.com